UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HANMI FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HANMI FINANCIAL CORPORATION

3660 Wilshire Boulevard, Penthouse Suite A

Los Angeles, California 90010

(213) 382-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2015

TO THE STOCKHOLDERS OF HANMI FINANCIAL CORPORATION:

NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders (the “Annual Meeting”) of Hanmi Financial Corporation (“Hanmi,” “the Company,” “we,” “us” or “our”) will be held at the JJ Grand Hotel, located at 620 South Harvard Blvd., Los Angeles, California, on Wednesday, May 27, 2015 at 10:30 a.m., Pacific Time, for the following purposes:

1.	To elect nine (9) directors to serve for terms expiring at the 2015 Annual Meeting of Stockholders, or until their successors are elected and qualified;

2.	To provide a non-binding advisory vote to approve the compensation of our Named Executive Officers (“NEOs”);

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	To consider any other business properly brought before the meeting.

Only stockholders of record at the close of business on April 1, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please vote by signing, dating, and returning the enclosed proxy card by mail. You may also vote by telephone or internet. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

By Order of Our Board of Directors,

C. G. Kum
President and Chief Executive Officer

Los Angeles, California

April 22, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be held on May 27, 2015: This Proxy Statement and the Company’s 2014 Annual Report to Stockholders are available electronically at www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2015

The Board of Directors (our “Board”) of HANMI FINANCIAL CORPORATION is soliciting your proxy for use at the 2015 Annual Meeting of Stockholders to be held at the JJ Grand Hotel, located at 620 South Harvard Blvd., Los Angeles, California, on Wednesday, May 27, 2015, beginning at 10:30 a.m., Pacific Time, and at any adjournments or postponements thereof.

Questions and Answers about these Proxy Materials and the Annual Meeting

Question:	Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because we are soliciting your vote at the Annual Meeting. Our Board is providing these proxy materials to you in connection with the Annual Meeting. As a stockholder of record of our common stock, you are invited to attend the Annual Meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by internet or telephone.

We will begin sending this Proxy Statement, notice of the Annual Meeting, and the enclosed proxy card on or about April 22, 2015 to all stockholders entitled to vote. The record date for those entitled to vote is April 1, 2015.

Question:	Who is entitled to vote and how many votes do I have?

All stockholders who were stockholders of record of our common stock as of the close of business on April 1, 2015, and only those stockholders, will be entitled to vote at the Annual Meeting. You have one vote for each share of our common stock you owned as of the close of business on the record date.

Question:	How many shares are eligible to be voted?

As of April 1, 2015, 31,933,634 shares of our common stock were outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each matter to be voted on at the Annual Meeting.

Question:	What is the difference between holding shares as a “record” holder and in “street name”?

	•	Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the stockholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the Annual Meeting.

	•	Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Annual Meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Annual Meeting.

Question:	What am I being asked to vote on at the Annual Meeting?

You are being asked to vote on the following matters:

	•	Election of Directors. Under majority voting, the votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Pursuant to our bylaws, we will not count abstentions or broker non-votes as either for or against a director, therefore abstentions and broker non-votes will have no effect on the election of a director.

	•	Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers. This proposal gives you the opportunity to vote (on an advisory non-binding basis) for or against the compensation of the executive officers identified in the Summary Compensation Table in this Proxy Statement (the “NEOs”). The compensation programs for our NEOs are described in the “Executive Compensation—Compensation Discussion and Analysis” section, the executive compensation tables and the related narrative discussion contained in this Proxy Statement. Because your vote is advisory, it will not be binding upon our Board and may not be construed as overruling any decision by our Board. However, the Compensation and Human Resources Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

	•	Ratification of Selection of Independent Registered Public Accounting Firm. This proposal gives you the opportunity to ratify our Board’s selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015. We are submitting the selection of KPMG to you for ratification to obtain our stockholders’ views. If the stockholders do not ratify the selection by a majority vote of the present and voting shares, we will reconsider whether or not to retain KPMG. Even if the selection is ratified, we may, in our discretion, appoint a different independent registered public accounting firm at any time during the year if we determine that such a change would be in our and our stockholders’ best interests.

Question:	How does the Board of Directors recommend that I vote on the proposals?

For the reasons set forth in more detail later in this Proxy Statement, our Board unanimously recommends that you vote:

	•	FOR each of the nine (9) Director nominees named in this Proxy Statement (Proposal No. 1);

	•	FOR the approval, on an advisory basis, of the compensation of our NEOs (Proposal No. 2);

	•	FOR the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal No. 3).

Question:	What is the required quorum at the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of our common stock. Shares voted on a matter are treated as being present for purposes of establishing a quorum.

Question:	What vote is required to approve each proposal at the Annual Meeting?

	•	Election of Directors. Directors are elected by a majority of votes cast, in uncontested elections. The Director nominees receiving a majority of the votes cast will be elected to our Board.

	•	Advisory Vote on the Compensation of our Named Executive Officers. Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and voting on this item.

	•	Ratification of Selection of Independent Registered Public Accounting Firm. Ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares represented and voting.

Question:	What is the effect of broker non-votes and abstentions?

Abstentions and broker non-votes will be counted for purposes of determining a quorum. Your broker, however, will not be entitled to vote on the election of Directors, and the advisory (non-binding) proposal to approve the compensation of our NEOs, without your instruction.

Your broker will be authorized to vote your shares on the ratification of our independent registered public accounting firm even if it does not receive instructions from you, and accordingly, broker non-votes will have no effect on this proposal.

Abstentions will have no effect on the election of Directors, and the advisory (non-binding) vote to approve the compensation of NEOs, but will have the effect of a vote AGAINST the ratification of our independent registered public accounting firm and the proposal to adjourn or postpone the Annual Meeting to solicit additional proxies.

Question:	How can I vote my shares?

If you hold your shares of common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock as follows, subject to compliance with the applicable cutoff times and deadlines described below in the “—Vote by Telephone,” “—Vote by Internet,” and “—Vote by Proxy” paragraphs:

• by using the toll-free telephone number listed on the proxy card;

• by using the Internet website listed on the proxy card;

• by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

• by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders “FOR” each of the Director nominees named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our NEOs, and “FOR” the ratification of our independent registered public accounting firm, and, at the proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

Vote by Telephone. If you hold your shares of common stock in your own name and not through a broker or another nominee, you can choose to vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 26, 2015. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your shares of common stock in your own name and not through a broker or another nominee, you can choose to vote your shares of common stock via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Pacific Time, on May 26, 2015. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Proxy cards sent by mail must be received by May 26, 2015.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

Question:	Can I change or revoke my vote after I return my proxy card?

You may revoke a proxy at any time before the vote is taken at the Annual Meeting by filing with our Corporate Secretary a properly executed proxy of a later date by mail, telephone or Internet, or by attending the Annual Meeting and voting in person. Any such filing should be made to the attention of Juliet Stone, Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Question:	How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote your shares of common stock at the Annual Meeting.

Question:	How will proxies be solicited?

In addition to soliciting proxies by mail, our officers, directors, and employees, without receiving any additional compensation, may solicit proxies by telephone, fax, in person, or by other means. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Question:	Will any other matters be considered at the Annual Meeting?

We are not aware of any matter to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting, then the persons named as proxies will have the authority to vote all properly executed proxies in accordance with the direction of our Board, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the Annual Meeting.

Question:	Are there any rules regarding admission to the Annual Meeting?

Yes. You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date, or you hold a valid legal proxy naming you to act for one of our stockholders on the record date. Before we admit you to the Annual Meeting, we must be able to confirm:

	•	Your identity by reviewing a valid form of photo identification, such as a driver’s license or passport; and

	•	You were, or are validly acting for, a stockholder of record on the record date by:

		–	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

		–	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

		–	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder of record or you must have a brokerage or bank statement for that stockholder as described above.

If you do not have a valid form of photo identification and proof that you owned, or are legally authorized to act as proxy for someone who owned, shares of our common stock on April 1, 2015, you will not be admitted to the Annual Meeting.

At the entrance to the Annual Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Annual Meeting meets the requirements described above.

Question:	Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the Annual Meeting except:

	•	To meet legal requirements;

	•	To assert claims for or defend claims against the Company;

	•	To allow authorized individuals to count and certify the results of the stockholder vote;

	•	If a proxy solicitation in opposition to our Board takes place; or

	•	To respond to stockholders who have written comments on proxy cards or who have requested disclosure.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Hanmi is committed to sound corporate governance principles. These principles are essential to running Hanmi’s business efficiently and to maintaining Hanmi’s integrity in the marketplace. Hanmi has adopted formal Corporate Governance Guidelines to explain Hanmi’s corporate governance principles to investors. Hanmi has adopted a Code of Business Conduct and Ethics for employees and officers as well as for Directors. These Corporate Governance Guidelines, as well as Hanmi’s Codes of Business Conduct and Ethics and other governance matters of interest to investors, are available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page.

What are the Responsibilities of our Board of Directors and Certain Board Committees?

During the fiscal year ended December 31, 2014, our Board held eleven (11) joint board meetings with the Board of Hanmi Bank (the “Bank”), the wholly-owned subsidiary of Hanmi and three (3) special joint board meetings, and two (2) special board meeting, for a total of 16 board meetings. Chulse (William) Park and William J. Stolte each were present for fewer than 75% of the aggregate number of meetings of our Board and the committees on which he served, at 68% and 73% respectively, though Mr. Stolte would have met his requirement but for his absence due to surgical recovery period. Hanmi’s policy is to encourage all Directors to attend all Annual and Special Meetings of Stockholders. Hanmi’s 2014 Annual Meeting of Stockholders was attended by all Directors, other than William J. Stolte, and our new directors John J. Ahn and Christie K. Chu.

Our Board has a process for stockholders to send communications to Directors. Hanmi’s stockholders and interested parties may send communications to our Board by writing to our Board at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to our Board. Any interested party wishing to communicate directly with Hanmi’s independent Directors regarding any matter may send such communication in writing to Hanmi’s independent Directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Board. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting controls, or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Audit Committee.

Any of the correspondence may be submitted on an anonymous basis and submissions of complaints or concerns will not be traced. Confidentiality is a priority, and all communications will be treated confidentially to the fullest extent possible. For submissions that are not anonymous, the sender may be contacted in order to confirm information or to obtain additional information. The Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Our Board has four standing committees: the Audit Committee, the Compensation and Human Resources Committee (“CHRC”), the Nominating and Corporate Governance Committee (“NCGC”), and the Risk, Compliance and Planning Committee (“RCPC”). Each committee is governed by a charter, each of which is available through Hanmi’s website at www.hanmi.com on the “Investor Relations” page. After last year’s Annual Meeting of Stockholders, the Board determined to split our Nominating and Corporate Governance and Compensation Committee into two committees, the NCGC and the CHRC given the importance and breadth of their responsibilities. In addition, the Planning Committee was combined with the Risk and Compliance Committee to form the RCPC given the crossover of risk metrics in strategic planning.

Risk, Compliance and Planning Committee

The RCPC is responsible for providing oversight of the Enterprise Risk Management framework, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the significant risks facing the Company. It also oversees strategic planning generally and recommends new lines of business, and the budget to our Board. The current members of RCPC are William J. Stolte, I Joon Ahn, John J. Ahn, John A. Hall and C. G. Kum, with Mr. Stolte serving as its Chairman. Except for Mr. Kum, each member is an outside (or non-employee) Director and meets the independence requirements of the U.S. Securities and Exchange Commission (the “SEC”) and The NASDAQ Stock Market, LLC (“NASDAQ”). The RCPC held four (4) meetings during the fiscal year ended December 31, 2014. The Planning Committee, which preceded RCPC, met four (4) times in 2014.

The Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The current members of Hanmi’s Audit Committee are John A. Hall, Paul Seon-Hong Kim, Joon Hyung Lee, Joseph K. Rho and David L. Rosenblum, with Mr. Hall serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the SEC and NASDAQ. Mr. Hall qualifies as an “audit committee financial expert.” as defined under the applicable SEC rules. The Audit Committee held 15 meetings during the fiscal year ended December 31, 2014. The Audit Committee operates under a charter adopted by the Board. The charter sets forth the responsibilities and authorities of the Audit Committee and is available on our website at www.hanmi.com.

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

In performing its functions, the Audit Committee in 2014 met and held discussions with management and with KPMG, the independent auditors for the Company, and its wholly-owned subsidiary, Hanmi Bank. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditors,

•

Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, professional standards, Vo. 1, AU Section 380 as adopted by the Public Company Accounting Oversight Board), and

•

Received a statement of the auditors’ independence required by the Public Company Accounting Oversight Board. The Audit Committee discussed any relationships that may impact the objectivity and independence of KPMG, and satisfied itself as to their independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board,

John A. Hall (Chairman)
Paul Seon-Hong Kim
Joon Hyung Lee
Joseph K. Rho
David L. Rosenblum

Compensation and Human Resources Committee Report

The following CHRC Report should not be deemed filed or incorporated by reference into any other document, including Hanmi’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this Report into any such filing by reference.

The CHRC assists the Board by overseeing the compensation of all of Hanmi’s executive officers, including Hanmi’s Chief Executive Officer, as well as administering Hanmi’s compensation plans. The CHRC also sets the compensation policy of the Company as more fully described below See Compensation Discussion and Analysis. The CHRC is also authorized to retain outside consultants to assist it in determining executive officer compensation

The members of the CHRC are John J. Ahn, Joon Hyung Lee, Joseph K. Rho, David L. Rosenblum and William J. Stolte, with Mr. John J. Ahn serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the SEC and NASDAQ. The CHRC held four (4) meetings during the fiscal year ended December 31, 2014, since its split with the Nominating and Corporate Governance Committee in May 2014.

The CHRC, as part of the full Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the CHRC recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, Compensation and Human Resources Committee of the Board

John J. Ahn (Chairman)
Joon Hyung Lee
Joseph K. Rho
David L. Rosenblum
William J. Stolte

Nominating and Corporate Governance Committee Report

The following NCGC Report should not be deemed filed or incorporated by reference into any other document, including Hanmi’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this Report into any such filing by reference.

The Nominating and Corporate Governance Committee (“NCGC”) assists the Board as follows: identifies individuals qualified to become Directors; recommends to the Board nominees for the Board and its committees for the next Annual Meeting of Stockholders; develops, recommends, and implements a set of corporate governance principles applicable to Hanmi; and monitors the process to determine the effectiveness of the Board and its committees.

The members of the NCGC are David L. Rosenblum, John J. Ahn, John A. Hall, Paul Seon-Hong Kim, and William J. Stolte, with Mr. Rosenblum serving as its Chairman. Each member is an outside (or non-employee) Director and meets the independence requirements of the SEC and NASDAQ. The NCGC held sixteen (16) meetings during the fiscal year ended December 31, 2014.

The NCGC believes that the Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to Hanmi’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of Hanmi’s business.

The NCGC seeks directors with strong reputations and experience in areas relevant to the strategy and operations of Hanmi’s business, particularly industries and growth segments that Hanmi operates in, such as the banking and financial services industry, as well as key geographic markets and customer segments where Hanmi operates. Hanmi’s directors have a mix of experience and backgrounds, including those that started a business from scratch and grew it into a substantial entity to holding senior executive positions in large, complex organizations to those who held positions of importance with regulatory agencies. In those positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, leadership development and importantly a deep understanding of our customers.

The NCGC also believes that each of the current Directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board.

The NCGC annually reviews the individual skills and characteristics of the Directors, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, expertise, time availability, and industry background in the context of the needs of the Board and Hanmi.

The Board conducts an annual evaluation to determine whether the Board and its committees are functioning effectively. The NCGC oversees the evaluation method and criteria for the Board’s annual evaluation of the composition, competence and performance of the Board and its committees. The NCGC may retain consultants or advisors to assess the performance and effectiveness of the Board as a whole, its committees and each individual director. The NCGC engaged Berkeley Research Group in February 2015 to complete a Board evaluation, individual director assessment and assist with revision of our Board Succession Plan. The report should be completed in April and we will review and assess next steps during 2015.

The results of any self-evaluations, peer evaluations, or evaluations by any consultant or advisor are submitted to the Board. The Board then takes appropriate action based on the Board’s findings regarding the assessment and performance evaluation. The Board and director evaluation process considers the best interests of the Hanmi, its Board, its employees, its customers and the stockholders of the Company. The assessment includes director succession planning and expected future needs of the Board and the Company, so as to ensure that Board effectiveness is not diminished during periods of transition.

Our succession plan serves several purposes. It is a means to ensure: (i) leadership continuity so that we maintain continued effective performance, (ii) that our board has the right set of skills, attributes and experience represented in its members to effectively lead the organization, (iii) that we follow risk management best practices, (iv) the transfer of crucial knowledge is planned, and (v) the Board’s skill sets are adequately refreshed regularly. As a result of the annual review of the Board Succession Plan and Board evaluation process including a needs assessment in 2014, the Board recruited and appointed two new directors David L. Rosenblum and John J. Ahn. Both new directors add needed expertise, including investment banking, strategic planning, M&A, risk management and public company experience to the Board. In addition, these directors assist in refreshing the board’s skills as well as bringing the average age down. In 2015, the NCGC continued its recruitment efforts and, in anticipation of the completed Board evaluation, we recruited Christie K. Chu, the Board’s first woman, a CPA, and a leader in the Korean-American Community. Ms. Chu maintains close ties to the Korean-American community, including our core business customers, and has led the charge in providing a platform for Korean American women to make advancements in the business and accounting industries.

The issue of director tenure is one that continues to remain at the forefront of corporate governance matters for public companies. At issue is whether the length of a director’s service affects their ability to be an effective board member. Hanmi believes Director age limits can be arbitrary and can result in the loss of institutional memory, valuable experience and insight from older directors. A director’s effectiveness and performance do not necessarily correlate to their age. Establishing an orderly process through which directors can step down from the board is considered prudent planning that will avoid upsetting the continuity of the performance of the Board and presents beneficial opportunities to transfer valuable knowledge to newer directors as older directors gradually retire. This year one Director will retire and according to our Succession Planning document, the three legacy Hanmi directors who have all served in excess of 25 years as Hanmi Bank directors and since the inception of Hanmi plan to step down in the next three or four years. As part of this plan, over nearly the last two years Hanmi has set up a robust system to identify, recruit and ultimately appoint / nominate several qualified Directors for the Board and we plan to continue this process to ensure that Hanmi has the right mix of talents to aid the Company in risk oversight and strategic planning into the future.

Board Diversity

The Board’s policy with regard to the consideration of diversity in identifying director nominees is contained within the Corporate Governance Guidelines. The Corporate Governance Guidelines require the NCGC to consider diversity when reviewing the qualifications of candidates to the board. Board member nominees are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, community prominence and reputation, and ability to understand the Company’s business.

The Board takes the issue of diversity in all its forms seriously and plans to continue to diversify the board in the future.

Stockholder Recommendations

All stockholder recommendations for Director nominees must be submitted in writing to the Chairman of the NCGC at Hanmi’s principal executive offices, as described in the Company’s bylaws, to be considered at such Annual Meeting of Stockholders. Stockholders shall include in such recommendation:

•	The name, age, and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The number of shares of voting stock of Hanmi owned by each proposed nominee;

•	The name and address of the nominating stockholder;

•	The number of shares of voting stock of Hanmi owned by the nominating stockholder; and

•	A letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board and will serve as a Director if elected.

In addition, each recommendation must set forth, in detail, the reasons why the nominating stockholder believes the proposed nominee meets the following general qualifications, which are the same qualifications used by the NCGC in evaluating nominees:

•	Nominees must possess high personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of Hanmi’s stockholders;

•	Nominees must have an inquisitive and objective perspective, practical wisdom, and mature judgment;

•	Nominees must possess a broad range of skills, expertise, industry knowledge, and contacts useful to Hanmi’s business;

•	Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on our Board for an extended period of time;

•

Pursuant to the Corporate Governance Guidelines, nominees, once elected, unless granted an exception by the Board, nominees cannot serve simultaneously as a Director of Hanmi and as a director or officer of any other depository organization other than a subsidiary bank of Hanmi; and

•

Pursuant to the Corporate Governance Guidelines, nominees are encouraged to own shares of common stock of Hanmi at a level that demonstrates a meaningful commitment to Hanmi and Hanmi Bank, and to better align the nominee’s interests with the stockholders of Hanmi.

In identifying and evaluating Director candidates, the NCGC will solicit and receive recommendations, and review qualifications of potential Director candidates. The NCGC also may use search firms to identify Director candidates when necessary. To enable the NCGC to effectively evaluate Director candidates, the NCGC also may conduct appropriate inquiries into the backgrounds and qualifications of Director candidates, including reference checks. As stated above, the NCGC will consider Director candidates recommended by stockholders utilizing the same criteria as candidates identified by the NCGC.

The NCGC Committee is also authorized to retain outside consultants to assist it in fulfilling any of its duties, including Board and Director assessment and Board evaluation.

Respectfully submitted, by Nominating and Corporate Governance Committee of the Board

David L. Rosenblum (Chairman)
John J. Ahn
John A. Hall
Paul Seon-Hong Kim
William J. Stolte

Board Leadership Structure

The Board is committed to having a sound governance structure that promotes the best interest of all Hanmi stockholders. Our leadership structure includes the following principles:

•	We believe that yearly elections hold the Directors of the Board accountable to our stockholders, as each director is subject to re-nomination and re-election each year.

•

All of the Directors are independent, except for C. G. Kum, President and Chief Executive Officer. The Board has affirmatively determined that the other eight Directors nominated are independent under the SEC and NASDAQ corporate governance rules, as applicable.

•

We have separated the positions of the Chairman of the Board and Chief Executive Officer, to ensure the independence of the Chairman. The Chairman focuses on board oversight responsibilities, strategic planning and mentoring company officers. The Chairman also periodically represents Hanmi Bank at public functions. The Chief Executive Officer focuses on the development and execution of Company strategies.

We believe the Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance. The Board recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks the Company faces and the steps management is taking to manage those risks, but also determining what constitutes the appropriate level of risk based upon the Company’s activities and risk appetite.

The RCPC goes through an extensive review of the enterprise risk assessment on a quarterly basis with the guidance of the RCPC Chairman and Hanmi Bank’s Chief Risk Officer. The quarterly risk assessment is also reviewed at the Board quarterly. In this process, risk is assessed throughout the Company by focusing on six areas of risk, including risks relating to: credit, liquidity, market, operations, compliance / legal and reputational. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. The Board provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the RCPC assists the Board in fulfilling its oversight responsibility with respect to regulatory, compliance, operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments. The RCPC also oversees risks associated with the planned short- and long-term direction of the Company and ensures ongoing board involvement and oversight of the Company’s three-year strategic plan. The Audit Committee helps the Board monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. Reports from the Company’s internal audit department are reviewed. The Loan and Credit Policy Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Hanmi Bank’s lending activities.

The Asset Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Hanmi Bank’s balance sheet and associated activities. In overseeing compensation, the CHRC advocate for incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Incentive Compensation. The NCGC approves the Code of Conduct and Business Ethics policies relating to employees and directors and conducts an annual assessment of corporate governance policies and any potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation paid to persons who served as outside (or non-employee) Directors of Hanmi for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
	(1)(3)	(2)		($)
I Joon Ahn	$64,050	$53,104		$151	$117,305
John J. Ahn	$4,000				$4,000
John A. Hall	$68,700	$53,104		$151	$121,955
Paul Seon-Hong Kim	$57,350	$53,104		$151	$110,605
Joon Hyung Lee	$76,600	$53,104		$151	$129,855
Chulse (William Park)	$42,150			$151	$42,301
Joseph K. Rho	$96,600	$53,104		$151	$149,855
David L. Rosenblum	$43,950			$151	$44,101
William J. Stolte	$60,750	$52,665		$151	$113,566

(1)	Each Director who is not an employee of Hanmi (an outside Director) is paid a monthly retainer fee of $3,000 and $1,000 for attendance at Board meetings ($500 for telephonic attendance at Board meetings). In addition, the Chairman of the Board receives an additional $3,000 each month. The Audit Committee Chairman receives an additional $1,000 each month, and the Loan Committee Chairman receives an additional $1,500 each month. The chairmen of the remaining committees receive an additional $750 each month, and committee members receive an additional $200 each for attending committee meetings ($100 each for telephonic attendance at committee meetings). In addition, each Director who is not an employee of Hanmi (an outside Director) is paid $100 per hour for time spent above and beyond attendance at Board and committee meetings for special Company business, e.g., meetings with regulators and stockholders.

(2)	Each Director on the Board on January 22, 2014 was granted 2,000 Restricted Stock Awards (“RSA”) with immediate vesting at a price of $22.11 ($44,220). In April 2014, I Joon Ahn, John A. Hall, Paul Seon-Hong Kim, Joon Hyung Lee and Joseph K. Rho each had the final 375 RSAs from the grant on April 8, 2009, vest on April 8, 2014 at a value of $23.69 ($8884) and William J. Stolte had the final 375 of his RSAs from the grant on April 22, 2009, vest on April 22, 2014 at a value of $22.52 ($8445).

(3)	Director John J. Ahn received only one month of compensation in 2014 as he was appointed as of December 1, 2014. Director Christie K. Chu did not receive any compensation in 2014, as she was first appointed to the Board as of March 4, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information as of December 31, 2014 for Hanmi’s Directors concerning unexercised stock options:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
I Joon Ahn	3,000 2,500 6,000	(a) (b) (d)	0 0 2,000	(b) (d)	$ $ $	173.04 10.80 12.54	11/15/2016 04/08/2019 12/12/2022

John A. Hall	2,500 6,000	(b) (d)	0 2,000	(b) (d)	$ $	10.80 12.54	04/08/2019 12/12/2022

Paul Seon-Hong Kim	2,500 6,000	(b) (d)	0 2,000	(b) (d)	$ $	10.80 12.54	04/08/2019 12/12/2022

Joon Hyung Lee	3,000 2,500 6,000	(a) (b) (d)	0 0 2,000	(b) (d)	$ $ $	173.04 10.80 12.54	11/15/2016 04/08/2019 12/12/2022

Joseph K. Rho	3,000 0	(a) (e)	0 3,750	(e)	$ $	173.04 12.54	11/15/2016 12/12/2022

William J. Stolte	2,500 6,000	(c) (d)	0 2,000	(c) (d)	$ $	12.56 12.54	04/22/2019 12/12/2022

(a)	On November 15, 2006, pursuant to the 2000 Plan, 3,000 stock options were granted to each Director with vesting as follows: 33.33% to vest on November 15, 2007 and 33.33% on each of the next two anniversary dates.

(b)	On April 8, 2009, pursuant to the 2007 Plan, 2,500 stock options were granted to each Director with vesting as follows: 20% to vest on April 8, 2010 and 20% on each of the next four anniversary dates.

(c)	On April 22, 2009, pursuant to the 2007 Plan, 2,500 stock options were granted to Mr. Stolte with vesting as follows: 20% to vest on April 22, 2010 and 20% on each of the next four anniversary dates.

(d)	On December 12, 2012, pursuant to the 2007 Plan, 8,000 stock options were granted to each Director (except to Mr. Rho, the Chairman of the Board) with vesting as follows: 25% to vest immediately and 25% on each of the next three anniversary dates.

(e)	On December 12, 2012, pursuant to the 2007 Plan, 15,000 stock options were granted to Mr. Rho, the Chairman of the Board, with vesting as follows: 25% to vest immediately and 25% on each of the next three anniversary dates.

CHRC Interlocks and Insider Participation

John J. Ahn, Joon Hyung Lee, Joseph K. Rho, David L. Rosenblum, and William J. Stolte served as members of the CHRC during the last completed fiscal year. No member of the CHRC was an officer or employee of Hanmi or Hanmi Bank during the fiscal year ended December 31, 2014. No member of the CHRC is or was on the compensation committee of any other entity whose officers served either on our Board or on the CHRC.

EXECUTIVE COMPENSATION

Named Executive Officers

The following tables set forth information with respect to the executive officers of Company. All persons named below, except Greg Kim, are considered named executive officers of Hanmi (our “NEOs”).

Name and Position	Age	Principal Occupation for Past Five Years and 10 Years Legal Proceedings

C. G. Kum, President and Chief Executive Officer	60	Current Position:	President and Chief Executive Officer, Hanmi and Hanmi Bank (June 2013 to present)
		Previous Positions:	President, and Chief Executive Officer, First California Financial Group, Inc. and its subsidiary First California Bank (September 1999 to May 2013)

Bonita I. Lee, Senior Executive Vice President And Chief Operating Officer	52	Current Position:	Senior Executive Vice President and Chief Operating Officer, Hanmi and Hanmi Bank (August 2013 to present)
		Previous Positions:

Senior Executive Vice President and Chief Operating Officer, BBCN Bancorp, Inc. (May 2013 – July 2013)

Acting President, BBCN Bank (February 2013 – April 2013)

Executive Vice President and Chief Operating Officer, BBCN Bank (December 2011 – April 2013)

Executive Vice President and Chief Operating Officer, Nara Bank (March 2009 – November 2011)

Randall Ewig Senior Executive Vice President And Chief Credit Officer	63	Current Position:	Senior Executive Vice President and Officer, Hanmi and Hanmi Bank (April 3, 2015 to present)
		Previous Positions:

Senior Executive Vice President and Chief Credit Officer, Hanmi and Hanmi Bank (September 2014 to April 2015); Executive Vice President and Chief Credit Officer (May 2014 to September 2014)

Senior Vice President Credit, HSBC (November 2008 – May 2014

Michael McCall Executive Vice President and Chief Financial Officer	61	Current Position:	Executive Vice President and Chief Financial Officer, Hanmi and Hanmi Bank (November 2014 to present)
		Previous Positions:

Executive Vice President and Financial Officer, Hanmi and Hanmi Bank (September 2014 to November 2014)

Senior Vice President and Principal Accounting Officer, BBCN Bancorp, Inc. and BBCN Bank (September 2012 – September 2014)

Independent Consultant – Bank advisory services (March 2010 – September 2012)

Name and Position	Age	Principal Occupation for Past Five Years and 10 Years Legal Proceedings

Shick (Mark) Yoon, Former Executive Vice President and Chief Financial Officer	47	Current Position:	None
		Previous Positions:

Executive Vice President and Chief Financial Officer, Hanmi and Hanmi Bank (August 2013 to November 2014); Senior Vice President and Chief Financial Officer, Hanmi and Hanmi Bank (April 2013 to August 2013)

Senior Vice President and Interim Chief Financial Officer, Hanmi and Hanmi Bank (November 2012 to April 2013)

Senior Vice President and Chief Strategy Officer, Hanmi Bank (October 2011 to April 2013)

Senior Vice President and Deputy Chief Financial Officer, Hanmi Bank (April 2011 to October 2011)

Senior Vice President, Treasurer and Senior Planning Officer, Hanmi Bank (September 2008 to April 2011)

Greg Kim Executive Vice President and Chief Administrative Officer	54	Current Position:	Executive Vice President and Chief Administrative Officer, Hanmi Bank (August 2013 - present); Senior Vice President and Chief Administrative Officer (May 2005 – August 2013)

Min S. Park	52	Current Position:	Executive Vice President and Chief Credit Officer, Hanmi and Hanmi Bank (April 3, 2015 to present)

		Previous Positions:	Executive Vice President and Deputy Chief Credit Officer, Hanmi Bank (August 2014 to April 2015); Senior Vice President and Manager of Commercial Business Credit, East West Bank (July 2010 to August 2014)

The current Chief Financial Officer of Hanmi and Hanmi Bank, Michael McCall, was appointed by our Board as Chief Financial Officer effective November 12, 2014. The former Executive Vice President and Chief Financial Officer, Shick (Mark) Yoon, resigned effective November 14, 2014. Mr. Randall Ewig resigned as Chief Credit Officer effective April 3, 2015, his last day with the Company will be May 25, 2015.

None of the NEOs was hired pursuant to any arrangement or understanding. There are no family relationships among the Directors or the NEOs.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, methodologies and our current practices with respect to the remuneration programs for our NEOs. The compensation programs of our NEOs are established, evaluated and maintained by the CHRC of Hanmi’s Board of Directors. The CHRC is comprised entirely of outside Directors that satisfy the NASDAQ listing requirements and relevant Internal Revenue Code of 1986, as amended (the “Code) and SEC regulations on independence.

Compensation Philosophy and Objectives

The CHRC, composed entirely of independent directors, establishes and oversees the policies that create the foundation from which compensation practices are derived, including base salary, annual and long term incentives (equity plans), benefit packages and perquisites. The CHRC evaluates compensation levels of the executive management team, appraises relative performance, and considers executive management succession and related matters. The CHRC discloses all decisions involving the compensation of the NEOs to the full Board of Directors.

The policies and underlying philosophy governing the Bank’s executive compensation program, as endorsed by the CHRC and the Board of Directors, are designed to accomplish the following:

•	Maintain a compensation program that is equitable in a competitive marketplace.

•	Provide opportunities that integrate pay with the Company’s annual and long-term performance goals.

•	Manage the risk profile of the Company by aligning risk mitigation within the performance of individual and Bank-wide goals.

•	Encourage achievement of strategic objectives and creation of shareholder value.

•	Recognize and reward individual initiative and achievements while managing risk.

•	Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

•	Allow the Company to compete for, retain, and motivate talented executives critical to its success consistent with its compensation philosophy.

•

Allow the Company to effectively engage institutional shareholders. We appreciate our shareholders and strive to have open two way communication on all matters of importance. We proactively seek out our shareholders’ opinions proactively.

•	Establish bonus structures subject to ‘Clawback’ in the event of material misstatement on the part of the participating executives.

The CHRC seeks to target executive compensation at levels that the Committee believes to be consistent with others in the banking industry. The executive officers’ compensation is weighted toward programs contingent upon the Company’s level of annual and long-term performance. In general, for senior management positions of the Company (including Company’s NEOs), the Company will pay base salaries that are competitive within our market and peer banks (those with asset size, complexity, products and markets are similar to Company). Goals for specific components include:

•	Base salaries for executives generally are competitive within our market.

•	Provide executive incentive compensation opportunities contingent upon the company’s annual and long-term performance.

¡

We believe in providing the executive the opportunity to earn total compensation which is competitive within our market and peer group. However, if pre-determined individual and/or Company goals are not met then no incentive payment will be made. A mathematical equation will be used to determine each NEO’s annual cash incentive payment (as described below).

¡

The performance criteria for the CEO’s annual incentive bonus will be 100% tied to the attainment of pre-determined annual goals at the Company level (as described below). In 2014, each NEO with a full year of service’s annual incentive bonus is tied to the attainment of both the Company’s pre-determined annual goals and pre-determined individual annual goals (as described below)

The Company retained the services of Compensation Advisors to assist the CHRC in performing its various duties within industry practice. Compensation Advisors advises the CHRC on compensation programs for the NEOs and senior management of the Bank, including how the incentive should be crafted and the bonus pool developed.

Methodology for Establishing Compensation

To assist the CHRC in its administration of the compensation programs for our NEOs, Hanmi gathers data from competing financial institutions. The compensation data is obtained from both proxy statements of publicly traded banks and from salary survey data provided by the California Department of Business Organizations. In addition to the market data, the CHRC also reviews and considers the recommendations from our Chief Executive Officer with respect to our NEOs other than our Chief Executive Officer.

In establishing the target compensation levels and pay mix for our NEOs, the CHRC periodically reviews publicly disclosed compensation data of geographically similar banks with total assets ranging between $2.0 and $9.0 billion (the “Peer Group”), including: Banc of California, Inc., Banner Corporation, BBCN Bancorp, Inc., BofI Holding, Inc., Columbia Banking System, Inc., CVB Financial Corp., First Financial Bankshares, Inc., Farmers & Merchants Bancorp, Heritage Financial Corporation, HomeStreet, Inc., Independent Bank Group, Inc., Legacy Texas Financial Group, Inc., Opus Bank, Old Second Bancorp, Inc., Southside Bancshares, Inc., TriCo Bancshares, Westamerica Bancorporation, and Wilshire Bancorp, Inc.

The Peer Group was selected to include banks comparable in size and those that the Hanmi competes with in the market for executive talent. The survey data was used by the CHRC, along with the recommendations of our CEO, as a second point of reference in determining the appropriate levels of compensation and pay mix for our NEOs.

Although the decisions regarding the compensation levels are guided by the information provided from the Peer Group and survey data, the CHRC also takes into account the prevailing economic environment and the current financial condition of Hanmi. The objective of the CHRC is to establish compensation programs that are motivating but affordable, with the purpose of aligning the interests of our NEOs with those of our stockholders.

Elements of the Compensation Program

The following describes the various components of the compensation mix that Hanmi provides to our NEOs, the objectives of each pay component and how each component is used to create a total competitive compensation package.

The CHRC provides our NEOs with a compensation package that includes annual base salary, short-term cash incentive compensation, long-term incentive awards, executive perquisites and a broad-based benefits program. Our Chief Executive Officer meets with the CHRC to review our Chief Executive Officer’s compensation recommendation for the other NEOs.

Annual Base Salary

Annual base salaries are the fixed portion of our NEOs’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities. Our NEOs’ annual salaries were set at the time they first joined the bank. The initial salaries were established by taking into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and past job performance. Hanmi targets base salaries for its NEOs at market median. The CHRC believes that the fiscal year 2014 base salaries of Hanmi’s NEOs are competitive with companies of similar size. Pay adjustments, if any, are generally made annually, after reviewing overall company performance, individual performance and the affordability of the increase. For fiscal year 2014, there were regular salary adjustments for Shick (Mark) Yoon and Jean Lim in line with those given to Hanmi staff to account for an annual increase. The other currently serving NEOs were hired during 2013 or 2014 and thus were not eligible for a salary adjustment. Our President and Chief Executive Officer is the only Named Executive Officer who has an Employment Agreement with Hanmi. All other NEOs are employed at-will.

Short-Term Cash Incentive Compensation

In accordance with Hanmi’s compensation philosophy, a significant portion of the compensation of our NEOs is performance-based. For each Named Executive Officer, target bonuses are stated as a percentage of annual base salary. The annual bonus payable to our President and Chief Executive Officer is capped at 100% of his annual base salary. The annual bonuses payable to the other NEOs are capped at 50% or 30% of their respective annual base salary.

Generally, the CHRC reviews performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our NEOs. In 2014 the CHRC put in place an Annual Incentive Plan (the “AIP”). The AIP includes the concept of a minimal acceptable return (MAR), in other words if the requirements of the MAR are not met then no cash bonuses will be paid to the NEOs including the CEO. In 2014, the MAR had two requirements: 1) the Company must meet 95% of the 2014 budget net income and 2) satisfactory regulatory ratings in 2014. The MAR was met in 2014.

Once the MAR is met, each NEO has objective requirements that must be met in order to obtain part or all of their potential cash incentive.

In 2014, the CEO had six requirements: 1) Net income of at least 95% of 2014 budget (12.5% weighting); 2) Top 25% ROA ranking among peer banks in 2014, as described above (12.5% weighting); 3) Efficiency Ratio in line with 2014 budget (25% weighting); 4) Total delinquent loans of Hanmi Bank, less than or equal to the 2014 budget (12.5% weighting); 5) Top 25% ranking within peer banks in 2014, in total delinquent loan(12.5% weighting), and 6) approval to close the CBI deal (25% weighting). If the CEO meets 100% of each goal required he will be paid 100% of his annual base salary as a bonus. The CHRC determined that the CEO met 100% of goals #1, #2 and #6 for 50% credit. It was determined that goals #4 and #5 were not easily quantifiable and so instead the CHRC considered all budgeted asset quality ratios and comparators available as well as the significant improvement in non-performing assets and found that Hanmi Bank met or exceeded in all categories and thus 100% of goals #4 and #5 were credited for another 25% credit. In the case of goal #3 relating to the efficiency ratio, the original budgeted number was prepared without taking into account the costs and closing of the CBI Acquisition which closed on August 31, 2014, as such the CHRC determined that though the Company did not meet the budgeted efficiency ratio, and he was given no credit for this goal, the CHRC gave the CEO an additional 13.88% credit for the expedited basis upon which the CBI Acquisition was closed and the effective integration efforts completed to date, since more than just the closing was achieved. With goals #3, #4 and #5 the CHRC looked at contributions beyond those originally determined as the CEO goals, given the accelerated pace and impact of the merger on management. The CEO will be eligible for a bonus of up to 100% of his base salary to be payable in cash and/or equity, under the 2015 AIP.

When the COO joined Hanmi in August 2013, she was promised a bonus assessment based on her first 12 months of employment (August 2013 thru July 2014). The goals set for 2014 were not measurable as of July 31, 2014 and thus the CHRC based the COO’s bonus payment on the then current progress against her goals, as well as her job performance, including the rebuilding of key business units including corporate banking and treasury management, recruitment of key talent, new product implementation, extensive work on the CBI Acquisition, the success of deposit campaigns using employee incentives and extensive C&I loan training program implementation under her guidance, in addition to the improvement of the loan and deposit mix and growth since her employment. The CHRC determined that she deserved the maximum bonus allowed or 50% of her annual base salary. Those monies were allocated 5/12 to 2013 bonus compensation and 7/12 to 2014 bonus compensation.

In 2014, the COO had four requirements: 1) Net income of at least 95% of 2014 budget (25% weighting), 2) Loan and deposit goals in line with the 2014 budget (25% weighting), 3) Asset Quality Goals in line with budget / Overall satisfactory audit ratings of all departments responsible for (25% weighting) and 4) Successful conversion of treasury management platform (25% weighting). If the COO meets 100% of each goal required she will be paid up to 50% of her annual base salary as a cash bonus. The CHRC gave the COO full credit for goals #1 and #3 for 50% credit. It was determined that the COO met a portion of the loan and deposit goals and was given 70% of 25% credit for that goal. Finally the COO was given 80% of 25% credit for the implantation of the treasury management platform as there were some initial hiccups which have since been ironed out. Thus for the period of August 2014 thru December 2014 the COO received 87.5% credit toward her AIP goals. The COO will be eligible for a bonus of up to 50% of her base salary as a cash bonus under the 2015 AIP.

Shick (Mark) Yoon left Hanmi prior to the pay out of the bonus for 2014, and thus was not paid any monies under the AIP. Had he remained employed through the bonus payout date in March 2015, the CFO would have been measured on four requirements: 1) Net income of at least 95% of 2014 budget (25% weighting), 2) Satisfactory accounting / finance restructuring of department (25% weighting), 3) Satisfactory regulatory and internal audit (25% weighting) and 4) Achieve budgeted efficiency ratio (25% weighting). If he had met 100% of each goal required he would have been paid up to 50% of his annual base salary as a cash bonus.

Michael McCall joined Hanmi in September 2014 and became CFO in November 2014 and thus was not eligible for any payout under the AIP, though he was granted significant equity upon his employment. The CFO will be eligible for a bonus of up to 50% of his base salary as a cash bonus under the 2015 AIP.

The CCO, Randall Ewig, joined Hanmi on May 29, 2014 and thus was not eligible for any payout under the AIP, though he was granted significant equity upon his employment.

In 2014, the CRO had four requirements: 1) Net income of at least 95% of 2014 budget (25% weighting); 2) Achieve Satisfactory BSA Regulatory Rating (25% weighting); 3) Create Scalable Compliance Program (25% weighting), and 4) Implement Enterprise Risk Management System (25% weighting). If the CRO meets 100% of each goal required she will be paid 30% of her annual base salary as a bonus. The CHRC found that the CRO met 85% of her objectives. She was given 100% credit for the first three goals and 40% of 25% credit for the goal related to implementing an ERM System. The CRO will be eligible for a bonus of up to 30% of her base salary as a cash bonus under the 2015 AIP.

Long-Term Incentive Awards

Long-term incentive awards, such as stock options and restricted stock, are the third key component of our NEOs’ total compensation. The members of the CHRC believe that employee stock ownership is a significant incentive for our NEOs to build stockholder wealth, thereby aligning the interests of employees and stockholders. The members of the CHRC also believe that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of Hanmi’s long-term success. This is also an important tool in retaining NEOs, particularly through less rewarding years.

On August 23, 2013 the stockholders approved the 2013 Plan. Long-term incentive awards were granted, in 2013, to our NEOs pursuant to the Hanmi Corporation 2013 Equity Compensation Plan, as may be amended from time to time (the “2013 Plan”). The CHRC approves all stock option and restricted stock award grants and acts as an administrator of the 2013 Plan. The CHRC has not established grant guidelines; rather, the size, timing, and other material terms of the long-term incentive awards for our NEOs are made at the discretion of the CHRC. Factors considered by the CHRC include comparison to our peer group as described above and each executive’s previous grant history. Stock options and restricted stock grants awarded are included in the Summary Compensation Table.

Mr. Ewig and Mr. McCall received both stock options and restricted stock awards upon their employment with Hanmi. See Grant of Plan-Based Awards Table.

Executive Perquisites

Our NEOs and other senior management employees receive the following benefits in addition to their other compensation: cellular phone allowance and automobile allowance. Our President and Chief Executive Officer, C. G. Kum, also receives a membership in a golf country club and the use of a company car, in lieu of an auto allowance. These additional benefits of our NEOs are detailed in the Summary Compensation Table below.

Broad-Based Benefits Programs

Our NEOs participate in the benefit programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, short-term and long-term disability insurance, healthcare reimbursement accounts, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Severance Arrangements

The Employment Agreement of our President and Chief Executive Officer, C. G. Kum, contains provisions for severance arrangements in case of the involuntary termination of his employment by Hanmi and Hanmi Bank without cause. See section below, Employment Agreements, for a further description. The other NEOs do not have any such severance arrangements.

Shick (Mark) Yoon received $150,263.63 in a separation payment upon his departure from Hanmi. These monies were not required to be paid under an employment agreement, but the CHRC believed they were an appropriate payment to acknowledge and reward Mr. Yoon’s dedication to Hanmi.

Compensation Policy Risk Assessment

The CHRC reviews the compensation of our NEOs, as well as the overall compensation practices for the organization. Any performance incentive programs and the budgeting for annual salary adjustments are reviewed and approved by the CHRC before being presented to our full Board for ratification. An important aspect of the review is an assessment of whether the programs in any way encourage our NEOs or any other employee of Hanmi to take unacceptable risk, in the short or long term.

Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise have been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive- or equity-based compensation received during the twelve (12) months following the first public issuance or filing with the SEC (whichever first occurs) of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Securities and Exchange Commission to direct national securities exchanges to prohibit the listing of any security that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The Nasdaq Stock Market has not yet promulgated final rules implementing Section 954 of the Dodd-Frank Act.

Employment Agreements

C. G. Kum joined Hanmi and Hanmi Bank as our President and Chief Executive Officer effective June 12, 2013.

•

TERM: dated as of May 24, 2013, has a four-year term, which expires on the earlier of (i) June 12, 2017 or (ii) the effective date of termination of his employment pursuant to the terms of his Employment Agreement.

•

COMPENSATION: annual base salary of $450,000, which may be increased, but not decreased, in the sole discretion of the CHRC, and under the terms of his Employment Agreement, Mr. Kum is eligible to receive an annual bonus capped at 100% of his annual base salary. Mr. Kum’s annual bonus, which is to be paid in cash and/or equity, is generally dependent on the attainment of certain financial goals set by the CHRC. See Short-Term Cash Incentive Compensation, above for a description of the 2014 goals. In addition, under Mr. Kum’s Employment Agreement, he is entitled to the use of a company car, a bank issued cellular telephone, membership in a golf country club, and payment of reasonable business related expenses.

•

EQUITY AWARDS: a) grant of stock options to purchase 180,000 shares of Hanmi common stock under the 2013 Plan, vesting ratably in equal installments over three years and b) grant of 30,000 restricted shares of Hanmi common stock under the 2013 Plan, vesting ratably in equal installments over three years, subject to stockholder approval of the 2013 Plan at the Annual Meeting. Each award is subject to Mr. Kum continuing employment with the Company.

•

TERMINATION WITHOUT CAUSE: if Mr. Kum’s employment is terminated by Hanmi and Hanmi Bank without cause (as defined in the Employment Agreement), then, subject to his execution of an effective general release of claims, Mr. Kum is entitled to receive (i) continuation of his then annual base salary for one year, (ii) the pro-rated portion of his bonus for the prior year based on the number of days worked during the year of termination, (iii) any accrued and/or unpaid salary, unused vacation, expense reimbursements, and other benefits to which he is entitled, and (iv) reimbursement of health insurance premiums, subject to certain limitations. In addition, all outstanding and then unvested stock options, restricted stock and other equity awards granted to Mr. Kum under any of the Company’s equity incentive plans will be deemed to have vested as if Mr. Kum’s employment has continued for one year following his actual termination date.

•

TERMINATION FOLLOWING A CHANGE IN CONTROL: if within 18 months following a change in control (as defined in Mr. Kum’s Employment Agreement) of the Company, if Hanmi and Hanmi Bank terminates Mr. Kum’s employment without cause or he terminates his employment for good reason (as defined in the Employment Agreement), then, subject to his execution of an effective general release of claims and certain limitations, Mr. Kum is entitled to receive (i) any accrued and/or unpaid salary, unused vacation, expense reimbursements, and other benefits to which he is entitled, and (ii) two times the sum of (a) his then current annual base salary and (b) the then maximum annual bonus amount. In addition, in the event of any change in control of the Company, all of Mr. Kum’s equity awards will fully and automatically vest.

Other Executives

Hanmi does not have an employment agreement with any other executives. All other executives are employed “at-will,” Hanmi does not owe any cash compensation to other executives in the event of a termination of employment or a change in control of Hanmi other than accrued salary and accrued vacation not used. However, the RSAs held by executives will automatically vest upon a change in control and thus have value.

Administrative Policies and Practices

To evaluate and administer the compensation programs of our NEOs, the CHRC meets at least four times a year. In addition, the CHRC also holds special meetings to discuss extraordinary items. At the end of a meeting, the CHRC may choose to meet in executive session, when necessary. During the fiscal year 2014, the CHRC met 4 times. In addition, a number of compensation related topics were overseen by the Nominating and Corporate Governance and Compensation Committee prior to its split off in May 2014.

Stock Ownership Guidelines

Each director is encouraged to own shares of common stock of the Company at a level that demonstrates a meaningful commitment to the Company and the Bank, and to better align the director’s interests with the Company’s stockholders. A director’s stock ownership will be one of the factors considered in deciding whether to nominate or appoint a director to the Board of Directors of the Bank.

All directors should acquire (and thereafter maintain ownership of) at least 5,000 shares of the Company’s common stock. Directors are expected to meet the ownership standards set forth herein within three years of January 2015 (the “Start Date”). All new directors appointed or elected after the Start Date are expected to meet the ownership standards within three years of their first day as a director. In addition to the stock ownership guidelines described above, each director who acquires shares of Company common stock through the exercise or vesting of a stock option, stock appreciation right or restricted stock will be required to retain 50% of the “net” shares acquired (net of tax impact that the exercise or vesting has on the individual) for at least 12 months following the date of exercise or vesting, or such earlier time if the individual ceases to be a member of the Board as a result of death, disability, illness, resignation, termination or other reason.

Directors & Named Executive Officers are not allowed to enter into hedging and pledging transactions, including the use of margin accounts with HAFC common stock held individually or in a trust controlled by such individual.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Code, precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four highest paid executive officers other than the Chief Executive Officer, unless certain criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. The CHRC will continue to carefully consider the impact of Section 162(m) in determining the appropriate pay mix and compensation levels for our NEOs and will comply with the deduction requirements of Section 162(m).

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The tables below set forth payments upon termination of employment that each NEO would have been entitled to if they were terminated on December 31, 2014.

Potential and Actual Payments Upon Termination of Employment

Name	Cash Severance Arrangements/ Compensation ($)(2)	Acceleration of Unvested Options & Stock Awards ($)(3)(4)	Total Termination Benefits ($)
C. G. Kum(1)
Voluntary Termination or Retirement	14,106	-	14,106
Involuntary Termination (other than For Cause)	906,404	1,253,837	2,160,241
Involuntary Termination (For Cause)	14,106	-	14,106
Termination in Connection with Change in Control	1,360,894	1,253,837	2,614,731
Death	64,106	-	64,106
Disability	14,106	-	14,106

Bonita I. Lee
Voluntary Termination or Retirement	10,055	-	10,055
Involuntary Termination (other than For Cause)	10,055	-	10,055
Involuntary Termination (For Cause)	10,055	-	10,055
Termination in Connection with Change in Control	10,055	397,437	407,492
Death	60,055	-	60,055
Disability	-	-	-

Randall Ewig
Voluntary Termination or Retirement	1,015	-	1,015
Involuntary Termination (other than For Cause)	1,015	-	1,015
Involuntary Termination (For Cause)	1,015	-	1,015
Termination in Connection with Change in Control	1,015	282,220	283,235
Death	51,015	-	51,015
Disability	-	-	-

Michael McCall
Voluntary Termination or Retirement	3,625	-	3,625
Involuntary Termination (other than For Cause)	3,625	-	3,625
Involuntary Termination (For Cause)	3,625	-	3,625
Termination in Connection with Change in Control	3,625	303,875	307,500
Death	53,625	-	53,625
Disability

Jean Lim
Voluntary Termination or Retirement	25,313	-	25,313
Involuntary Termination (other than For Cause)	25,313	-	25,313
Involuntary Termination (For Cause)	25,313	-	25,313
Termination in Connection with Change in Control	25,313	247,822	273,135
Death	75,313	-	75,313
Disability	-	-	-

(1)	Mr. Kum’s Employment Agreement provides for payment of certain benefits in the event of various termination scenarios. For termination for cause or voluntary resignation, Mr. Kum will receive accrued and/or unpaid salary and other benefits to which he is entitled. For termination without cause, Mr. Kum is entitled to payment of his current base salary for one year, the pro-rated portion of his bonus (which is up to $450,000 for 2014), any accrued and/or unpaid salary, accelerated vesting of his equity awards, reimbursement for COBRA payments for a period of 18 months ($45,510 for the 18 month period) and other benefits to which he is entitled. If Mr. Kum is terminated within 18 months of a change in control event, he is entitled to receive two times the sum of (a) his then current base salary and (b) the then-maximum annual bonus amount as well as any other accrued and/or unpaid salary and other benefits to which he is entitled. In the event of his death or disability, Mr. Kum is entitled to any accrued and/or unpaid salary and other benefits to which he is entitled. As of December 31, 2014, Mr. Kum’s accrued vacation was $14,106.

(2)	All full time employees of the Company and the Bank are entitled to death benefits of $50,000. As of December 31, 2014, Ms. Lee’s accrued vacation was $10,894, Mr. Ewig’s accrued vacation was $1,015, Mr. McCall accrued vacation was $3,625, Ms. Lim’s accrued vacation was $25,313, respectively.

(3)	The 2013 and 2007 Plans each allows for vesting of all RSAs upon a change in control. This calculation assumes that each NEO’s restricted stock awards were paid out, at the closing price on December 31, 2014, of $21.81 per share. On August 28, 2013, Mr. Kum was granted 41,831 RSAs, Ms. Lee 15,000 RSAs and Ms. Lim 10,000 RSAs, respectively. Upon a change in control the remaining RSAs would be paid out to the following NEOs: Mr. Kum 27,888, Ms. Lee 10,000, Ms. Lim 6,667, for a value of $608,237 to Mr. Kum, $218,100 to Ms. Lee and $145,407 to Ms. Lim.

On May 29, 2014, Mr. Ewig was granted 12,000 RSAs. On September 18, 2014, Mr. McCall was granted 12,500 RSAs. These RSAs would all be accelerated upon a change in control, for a value of $261,720 to Mr. Ewig and $272,625 to Mr. McCall.

(4)	The 2013 and 2007 Plans each allows for the vesting of all Stock Options upon a change in control. This calculation assumes that each NEO would exercise all “in the money” accelerated stock options at the closing price on December 31, 2014. On August 28, 2013, Mr. Kum was granted 180,000 stock options with a grant price of $16.43, Ms. Lee 50,000 stock options with a grant price of $16.43 and Ms. Lim 25,000 stock options with a grant price of $16.43, respectively. Upon a change in control, the final stock options for Mr. Kum (120,000), Ms. Lee (33,334) and Ms. Lim (16,667) would be accelerated; each of these stock options would have a value of $5.38 for a value of $645,600 to Mr. Kum, $179,337 to Ms. Lee and $89,669 to Ms. Lim. Ms. Lim was granted 5,500 stock options on December 12, 2012 at a grant price of $12.54. Upon a change in control, the final 1,375 stock options would be accelerated for a value of $12,746 to Ms. Lim. All stock options are valued on 12/31/14 as if there has been a change in control.

On May 29, 2014, Mr. Ewig was granted 50,000 stock options with a grant price of $21.40, each of these stock options have a value of $0.41 for a value of $20,500 at 12/31/14 upon a change in control. On September 18, 2014, Mr. McCall was granted 25,000 stock options with a grant price of $20.56, each of these stock options have a value of $1.25 for a value of $31,250 at 12/31/14 upon a change in control. These stock options would all be accelerated upon a change in control.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our Named Executive Officers for the fiscal years ended December 31, 2014, 2013 and 2012.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus (5)		Stock Awards (2) (3)		Option Awards (1) (2) (4)		All Other Compensation			Total
C. G. Kum, President and Chief Executive Officer	2014 2013	$ $	450,000 238,846	$ $	400,000 0	$ $	0 687,300	$ $	0 806,148	$ $	36,995 9,154	(6) (6)	$ $	886,995 1,741,448

Bonita I. Lee, Senior Executive Vice President & Chief Operating Officer	2014 2013	$ $	309,000 118,846	$ $	146,453 64,375	$ $	0 246,450	$ $	0 223,930	$ $	30,940 7,052	(7) (7)	$ $	486,393 660,653

Randall Ewig Former Senior Executive Vice President & Chief Credit Officer	2014		$163,846		$0		$256,800		$258,495		$15,396	(8)		$694,537

Michael McCall Executive Vice President & Chief Financial Officer	2014		$64,203		$0		$257,000		$96,737		$4,193	(9)		$422,133

Jean Lim Executive Vice President & Chief Risk Officer	2014 2013 2012	$ $ $	237,599 221,819 201,726	$ $ $	60,588 19,800 17,500	$ $ $	0 164,300 0	$ $ $	0 111,965 68,970	$ $ $	29,810 26,875 23,472	(10) (10) (10)	$ $ $	327,997 544,759 311,668

Shick (Mark) Yoon, Former Executive Vice President & Chief Financial Officer	2014 2013 2012	$ $ $	198,846 201,846 165,423	$ $ $	0 18,333 15,000	$ $ $	0 205,375 0	$ $ $	0 111,965 68,970	$ $ $	277,055 24,479 20,612	(11) (11) (11)	$ $ $	475,901 561,998 270,005

(1)	Certain equity awards made by Hanmi, are for shares of Hanmi’s common stock, pursuant to the 2013 Plan.

(2)	Certain equity awards made by Hanmi, are for shares of Hanmi’s common stock, pursuant to the 2007 Plan.

(3)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts represent the applicable full grant date fair values of stock awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 17 to Hanmi’s audited financial statements for the year ended December 31, 2014 included in Hanmi’s Annual Report on Form 10-K filed with the SEC on March 16, 2015.

(4)	Pursuant to SEC regulations regarding the valuation of equity awards, amounts represent the applicable full grant date fair values of option awards in accordance with FASB ASC Topic 718, excluding the effect for forfeitures. To facilitate year-to-year comparisons, the SEC regulations require companies to present recalculated disclosures for each preceding year required under the rules so that equity awards and stock options reflect the applicable full grant date fair values, excluding the effect of forfeitures. The total compensation column is recalculated accordingly. For further information, see Note 17 to Hanmi’s audited financial statements for the year ended December 31, 2014 included in Hanmi’s Annual Report on Form 10-K filed with the SEC on March 16, 2015.

(5)	The amounts paid in 2012 and 2013 reflect the discretionary bonuses paid to our NEOs for services performed in the prior years, except for Bonita I. Lee. Bonita I. Lee was paid a bonus of $154,500 for performance in August 2013 – July 2014; this bonus was paid in September 2014 and pro-rated between 2013 and 2014 as it was earned. Amounts in paid for 2014 were subject to our AIP and specific measurable targets as described in the Compensation Discussion and Analysis Section above.

(6)	Amounts consist of: For 2014 (a) automobile fringe benefit $12,595, (b) meal allowance of $108 which was discontinued for all senior staff in January 2014, (c) holiday gift card for $307, (d) employer contribution to 401(k) match $13,125 and (e) club membership dues of $10,860. For 2013 (a) automobile fringe benefit $6,970; (b) club memberships $1,587 and (c) meal allowance of $497, (d) holiday gift card of $100.

(7)	Amounts consist of: For 2014 (a) automobile allowance $16,200, (b) meal allowance of $108, (c) cell phone allowance of $1,200, (d) employer contribution to 401(k) match $13,125 and (e) holiday gift card for $307. For 2013 (a) automobile allowance $6,231, (b) meal allowance of $360 and (c) cell phone allowance of $461.

(8)	Amounts consist of: For 2014 (a) automobile allowance $8,847, (b) cell phone allowance of $655, (c) employer contribution to 401(k) match $5,590 and (d) holiday gift card for $304.

(9)	Amounts consist of: For 2014 (a) automobile allowance $3,556, (b) cell phone allowance of $309 and (c) holiday gift card for $328.

(10)	Amounts consist of: For 2014 (a) automobile allowance $13,800, (b) meal allowance of $108, (c) cell phone allowance of $1,200, (d) imputed value of split dollar life insurance $1,270, (e) employer contribution to 401(k) match $13,125 and (f) holiday gift card for $307. For 2013 (a) automobile allowance $10,519 (b) meal allowance of $936, (c) cell phone allowance of $1,200, (d) imputed value of split dollar life insurance $945, (e) employer contribution to 401(k) match $13,125 and (f) holiday gift card for $150. For 2012 (a) automobile allowance $8,400 (b) meal allowance of $936, (c) cell phone allowance of $1,200, (d) imputed value of split dollar life insurance $682, (e) employer contribution to 401(k) match $12,104 and (f) holiday gift card for $150.

(11)	Amounts consist of: For 2014 (a) automobile allowance $112,473; (b) meal allowance of $108, (c) cell phone allowance of $1,085, (d) separation payment of $150,264, and (e) employer contribution under 401(k) match of $13,125. For 2013 (a) automobile allowance $10,519; (b) meal allowance of $936, (c) cell phone allowance of $1,200, (d) holiday gift card of $150, and (e) employer contribution under 401(k) match of $11,675. For 2012 (a) automobile allowance $8,400; (b) meal allowance of $936, (c) cell phone allowance of $1,200, (d) holiday gift card of $150, and (e) employer contribution under 401(k) match of $9,926.

Grants of Plan-Based Awards

The following table complements the “Summary Compensation Table” disclosure of the grant date fair value of stock and option awards granted to Hanmi’s NEOs during the fiscal year ended December 31, 2014:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (1) ($/Share)	Grant Date Fair Value of Stock and Option Awards (2)
Randall Ewig	05/29/2014	12,000			$256,800
	05/29/2014		50,000	$21.40	$258,495
Michael McCall	09/18/2014	12,500			$257,000
	09/18/2014		25,000	$20.56	$96,737

(1)	Hanmi’s practice is that the exercise price for each stock option is the market value on the date of grant.

(2)	The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2014 are included in Note 17 to Hanmi’s audited financial statements for the fiscal year ended December 31, 2014, included in Hanmi’s Annual Report on Form 10-K filed with the SEC on March 16, 2015.

Equity Compensation Plans

The Company previously maintained the 2000 Stock Option Plan (the “2000 Plan”) and the 2007 Plan. The Company currently maintains the 2013 Plan, which was approved by the stockholders on August 23, 2013.

2000 and 2007 Plan

The 2007 Plan provides for grants of non-qualified and incentive stock options, restricted stock, stock appreciation rights and performance shares to non-employee directors, officers, employees and consultants of Hanmi and its subsidiaries. The 2000 Plan provided for the grant of non-qualified and incentive stock options. Although no future stock options may be granted under the 2000 Plan or 2007 Plan, certain employees, directors and officers of Hanmi and its subsidiaries still hold options to purchase Hanmi common stock under the 2000 Plan and 2007 Plan, respectively.

The 2007 Plan provides for several different types of equity awards in addition to stock options and restricted stock awards. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming exercisable 1 year following the grant date, and 20 percent thereafter on each anniversary of the grant date. All stock options are granted with a ten-year term and have an exercise price equal to the fair market value of Hanmi’s common stock on the date of grant. Restricted stock granted under the 2007 Plan also generally vest over a five-year period, with 20 percent becoming vested 1 year following the grant date, and 20 percent thereafter on each anniversary of the grant date.

2013 Plan

A key objective of the 2013 Plan is to provide more flexibility in the types of equity incentives that may be offered to employees, non-employee directors and consultants. The 2013 Plan provides for discretionary grants of the following types of awards: Incentive Stock Options; Non-Qualified Stock Options; Restricted Stock Awards; Restricted Stock Unit Awards; Stock Appreciation Rights; Bonus Stock Awards; Dividend Equivalents; Stock Bonuses; Performance Awards; and Other Stock-Based Awards. Stock options granted under the 2013 Plan generally vest over a three-year period, with on-third becoming exercisable 1 year following the grant date, and one-third thereafter on each anniversary of the grant date. All stock options are granted with a ten-year term and have an exercise price equal to the fair market value of Hanmi’s common stock on the date of grant. Restricted stock granted under the 2013 Plan also generally vest over a three-year period, with one-third becoming vested 1 year following the grant date, and one-third thereafter on each anniversary of the grant date.

The 2013 Plan provides Hanmi flexibility to (i) attract and retain qualified non-employee directors, executives and other key employees and consultants with appropriate equity-based awards, (ii) motivate high levels of performance, (iii) recognize employee contributions to Hanmi’s success, (iv) enable such persons to acquire or increase a proprietary interest in Hanmi in order to strengthen the mutuality of interests between such persons and stockholders, and (v) provide such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. The maximum number of shares of Hanmi common stock that may be issued pursuant to equity incentive awards granted under the 2013 Plan is 1,500,000.

The following table shows information as of December 31, 2014, for Hanmi’s NEOs concerning unexercised options, stock that has not vested, and Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexcercised Options (#) Exercisable	Number of Securities Underlying Unexcercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)(5)	Market Value of Shares of Units of Stock That Have Not Vested ($)(8)
C. G. Kum	60,000	120,000	(2)		$16.43	08/28/2023	27,888	$608,237
Bonita Lee	16,666	33,334	(2)		$16.43	08/28/2023	10,000	$218,100
Randall Ewig		50,000	(3)		$21.40	05/29/2024	12,000	$261,720
Michael McCall		25,000	(4)		$20.56	09/18/2024	12,500	$272,625
Jean Lim	8,333 4,125 1,250 1,875	16,667 1,375	(2) (1)	$ $ $ $	16.43 12.54 10.80 152.24	08/28/2023 12/12/2022 04/08/2019 08/07/2016	6,667	$145,407
Shick (Mark) Yoon	8,333 4,125			$ $	16.43 12.54	08/28/2023 12/12/2022

(1)	On December 12, 2012, pursuant to the 2007 Plan, 5,500 stock options were granted to Jean Lim with vesting as follows: 25% to vest immediately on grant date and 25% to vest on each of the next three anniversary dates, at the exercise price of $12.54 (the closing price on the date of the grant).

(2)	On August 28, 2013, pursuant to the 2013 Plan, 180,000 stock options were granted to C. G. Kum, 50,000 stock options to Bonita I. Lee, 25,000 stock options to Jean Lim and 25,000 stock options to Shick (Mark) Yoon, respectively, with vesting occurring ratably over three years, at the exercise price of $16.43 (the closing price on the date of grant).

(3)	On May 29, 2014, pursuant to the 2013 Plan, 50,000 stock options were granted to Randall Ewig, with vesting occurring ratably over three years, at the exercise price of $21.40 (the closing price on the date of the grant).

(4)	On September 18, 2014, pursuant to the 2013 Plan, 25,000 stock options were granted to Michael McCall, with vesting occurring ratably over three years, at the exercise price of $20.56 (the closing price on the date of the grant).

(5)	On August 28, 2013, pursuant to the 2013 Plan, 41,832 restricted stock awards were granted to C. G. Kum, 15,000 restricted stock awards to Bonita I. Lee, 10,000 restricted stock awards to Jean Lim and 12,500 restricted stock awards to Shick (Mark) Yoon, respectively, with vesting occurring ratably over three years.

(6)	On May 29, 2014, pursuant to the 2013 Plan, 12,000 restricted stock awards were granted to Randall Ewig, with vesting occurring ratably over three years.

(7)	On September 18, 2014, pursuant to the 2013 Plan, 12,500 restricted stock awards were granted to Michael McCall, with vesting occurring ratably over three years.

(8)	Amount calculated as follows: Closing Stock Price as of December 31, 2014 ($21.81) x Unvested Shares of Restricted Stock.

Option Exercises and Stock Vested

The following table shows information as of December 31, 2014, for Hanmi’s NEOs concerning the exercise of stock options and the vesting of restricted stock awards, during the last completed fiscal year.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Chong Guk (C. G.) Kum			13,944	$288,920
Bonita Lee			5,000	$103,600
Shick (Mark) Yoon			4,167	$86,340
Jean Lim			3,333	$69,060

(1)	On August 28, 2013, pursuant to the 2013 Plan, 41,832 RSAs were granted to C. G. Kum, 15,000 RSAs to Bonita I. Lee, 10,000 RSAs to Jean Lim and 12,500 RSAs to Shick (Mark) Yoon, respectively, with vesting occurring ratably over three years. On August 28, 2014, each NEO listed vested in one third of their RSAs awarded a year earlier.

(2)	Amount calculated as follows: Closing Stock Price as of the vesting date August 28, 2014 ($20.72) x Shares of Restricted Stock Vested.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information pertaining to “beneficial ownership” (as defined below) of Hanmi’s common stock, by (i) individuals or entities known to Hanmi to own more than five percent (5%) of the outstanding shares of Hanmi’s common stock, (ii) each Director and nominee for election, (iii) our NEOs, and (iv) all Directors and executive officers of Hanmi as a group. The information contained herein has been obtained from Hanmi’s records and from information furnished to Hanmi by each individual or entity. Management knows of no other person who owns, beneficially or of record, either individually or with associates, more than five percent (5%) of Hanmi’s common stock.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a Director, Director nominee, principal stockholder, or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi’s address. Unless otherwise noted, the address for each stockholder listed on the “Common Stock Beneficially Owned” table below is: c/o Hanmi Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. The following information is as of June 1, 2015.

COMMON STOCK BENEFICIALLY OWNED

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage Beneficially Owned
Beneficial Owners of More than 5% of our Common Stock
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	2,932,941	9.18%
FMR LLC(4) 245 Summer Street Boston, MA 02210	2,868,171	8.98%
Barrow, Hanley, Mewhinney & Strauss, LLC(5) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	1,832,065	5.74%

Named Executive Officers and Directors
Joseph K. Rho(6)	372,716	1.17%
I Joon Ahn(7)	168,816	0.53%
Joon Hyung Lee(7)	289,197	0.91%
John J. Ahn	0	*
Christie K. Chu	0	*
John A. Hall(8)	15,675	*
Paul Seon-Hong Kim(8)	27,841	*
David L. Rosenblum	5,000	*
William J. Stolte(8)	17,625	*
C. G. Kum(9)(10)	147,403	0.46%
Bonita I. Lee(9)(10)	45,666	*
Randall Ewig(11)	12,000	*
Michael McCall(12)	12,500	*
Shick (Mark) Yoon(13)	21,061	*
Jean Lim(9)(10)	27,283	*

All executive officers and directors as a group (16 persons)	1,191,116	3.73	(14)

*	Less than 1%.
(1)	The information set forth in this table is based upon information supplied to Hanmi by Hanmi’s officers, directors and principal stockholders and Schedules 13D, 13F and 13G filed with the SEC. Except as otherwise indicated, and subject to applicable community property laws, Hanmi believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(2)	Includes the number of shares that could be purchased by exercise of options vested at June 1, 2015, 60 days after the Record Date.
(3)	Based on information as of December 31, 2014 contained in Amendment No.7 to Schedule 13G filed with the SEC on January 15, 2015. BlackRock, Inc. has sole voting power over 2,852,262 shares and sole dispositive power over 2,932,941 shares.
(4)	Based on information as of December 31, 2014 contained in Schedule 13G filed with the SEC on February 13, 2015. FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson, through their control of the subsidiaries of FMR LLC, have the sole power to vote or direct the voting of 2,475,065 shares and have the sole power to dispose of or direct the disposition of all 2,868,171 shares.
(5)	Based on information as of December 31, 2014 contained in Schedule 13G filed with the SEC on February 10, 2015. Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power over 981,230 shares and sole dispositive power over1,832,065 shares.
(6)	Includes 3,000 options presently exercisable under the 2000 Plan. The shares are beneficially owned together by Mr. Rho and his spouse.
(7)	Includes 3,000 options and 8,500 options that are presently exercisable under the 2000 Plan and 2007 Plan, respectively.
(8)	Includes 8,500 options that are presently exercisable under the 2007 Plan.
(9)	On August 28, 2013, pursuant to the 2013 Plan, 41,832 RSAs were granted to C. G. Kum, 15,000 RSAs to Bonita I. Lee and 10,000 RSAs to Jean Lim, all vesting over three years ratably. Each NEO listed was granted one-third of the RSAs on August 28, 2014, and these are included in the shares beneficially owned.
(10)	Includes options presently exercisable under the 2013 Plan by C.G. Kum (60,000), Bonita I. Lee (16,666) and Jean Lim (8,333)
(11)	On May 29, 2014, pursuant to the 2013 Plan, 12,000 RSAs were granted to Randall Ewig, with vesting occurring ratably over three years.
(12)	On September 18, 2014, pursuant to the 2013 Plan, 12,500 restricted stock awards were granted to Michael McCall, with vesting occurring ratably over three years.
(13)	Upon his resignation on November 14, 2014, Shick (Mark) Yoon forfeited 8,334 unvested RSAs and 19,418 unvested Stock Options.
(14)	Percentage of beneficial ownership based on 31,933,634 shares outstanding as of April 1, 2015, the record date. The total includes the beneficial ownership of Greg Kim (28,333)

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Hanmi’s Directors, executive officers, and any persons holding ten percent (10%) or more of Hanmi’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish Hanmi with copies of such reports. Specific due dates for these reports have been established, and Hanmi is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2014, Hanmi believes that all persons, subject to the reporting requirements of Section 16(a) of the Exchange Act, have filed all required reports on a timely basis.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of December 31, 2014 relating to equity compensation plans of Hanmi pursuant to which grants of options, restricted stock awards or other rights to acquire shares may be granted from time to time.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)
Equity Compensation Plans
Approved By Security Holders	603,872	$23.78	916,043
Equity Compensation Plans Not
Approved By Security Holders	0		0

Total Equity Compensation Plans	603,872	$23.78	916,043

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Some of Hanmi’s Directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi or Hanmi Bank in the ordinary course of Hanmi’s business, and Hanmi expects to have banking transactions with such persons in the future. There is no amount of indebtedness owed to Hanmi or Hanmi Bank by the principal officers (considered Regulation O Officers) and current Directors of Hanmi (including associated companies) as of December 31, 2014, other than an SBA loan made to Christie K. Chu and a family member in 2008 which is a term loan to business, made on arms-length terms many years before she was appointed to our Boards. If credit was to be extended to a Regulation O Officer or a Director, in management’s opinion, all loans and commitments to lend included in such transactions would be made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and would not involve more than a normal risk of repayment or present other unfavorable features.

In connection with the retirement of Richard Lee as a Director in 2009, he entered into severance agreement with Hanmi Bank. Pursuant to the Severance Agreement, among other things, Mr. Lee received a lump-sum payment of $180,000 upon his retirement. Mr. Lee also received current health insurance coverage until March 2014 in which Hanmi Bank continued to pay for medical, dental, and vision premiums. The premiums in 2014 were $10,821.

Review, Approval or Ratification of Transactions with Related Persons

Hanmi has adopted Corporate Governance Guidelines and the Director Code of Business Conduct and Ethics both of which regulate and monitor related person transactions. These policies and federal law require that executive officers, Directors, five-percent (5%) stockholders, and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent (10%) or greater interest, must notify Hanmi’s Corporate Secretary before entering into transactions or other arrangements with Hanmi or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System) if the amount exceeds $25,000. Hanmi’s Corporate Secretary will determine whether, under these guidelines, the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi’s Corporate Secretary will consider, among other things, the aggregate value of the proposed transaction, the benefits to Hanmi of the proposed transaction, and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. These policies also include provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review.

In September 2014, Hanmi Bank entered into a short term personal loan with Director Joon Hyung Lee for $75,900 (“Loan”). Loan was made pursuant to the requirements of Regulation O, and our internal policies. It was determined that the terms and conditions were at least as strenuous if not more so than for a non- Regulation O person. The Loan was paid back in full in November 2014.

In addition, Hanmi sold their insurance subsidiaries Chun-Ha Insurance Services, Inc. (“Chun-Ha”) and All World Insurance Services, Inc. (“All World”) to Chunha Holding Corporation on June 30, 2014. The principal owner of Chunha Holding Corporation is Ki-Hong Park, who was the President of Chunha and All World while they were subsidiaries of Hanmi. The Board considered whether the sale was an arm’s length transaction in all regards and found that it was proper. The overall deal was the best deal offered for Hanmi.

None of our other affiliates entered into any related-party transactions that required review, approval, or ratification under these policies.

Director Independence

Our Board has determined that all of its Directors are independent under the applicable listing standards of NASDAQ, except for C. G. Kum, who also serves as the President and Chief Executive Officer of Hanmi.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Board of Directors and Nominees

Hanmi’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a Board of Directors consisting of no less than five (5) and no more than eleven (11) Directors, the exact number within this range to be determined by our Board. Currently, our Board consists of ten (10) Directors, though one plans to retire and not stand for nomination at our 2015 annual meeting of stockholders. Subject to their earlier resignation or retirement, Directors elected at the Annual Meeting will serve until the 2015 annual meeting of stockholders, or until their successors are elected and qualified. Our Board has identified certain core competencies that its Directors should possess, including broad experience in business, finance, accounting, risk management, strategic planning, marketing or administration, familiarity with national and international business matters, familiarity with the Company’s industry and ability to understand the Company’s business. In addition to possessing one or more of these core competencies, the members of our Board should have and demonstrate personal qualities such as integrity, leadership, community prominence and reputation. The experience, skills and qualifications contributed by each of our Directors should diversify and complement the core competencies of our collective Board. Our Board believes that each Director nominee satisfies our director qualification standards and accordingly nominates: I Joon Ahn, John J. Ahn, Christie K. Chu, John A. Hall, Paul Seon-Hong Kim, C. G. Kum, Joon Hyung Lee, Joseph K. Rho and David L. Rosenblum.

In addition to each Director nominee’s professional experience outlined in the table below, our Board believes that each Director nominee has other key attributes that are important to an effective Board of Directors, such as, integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on our Board and its Committees.

The Director nominees receiving a majority of the votes cast, in uncontested elections, will be elected. In contested elections, the Company will use plurality voting with a resignation requirement. Each Director nominee has indicated their willingness to serve on our Board. Each proxy will be voted “for” the election of such Director nominees unless instructions are given on the proxy to vote “against” such Director nominees. In the event a Director nominee is unable to serve, your proxy will be voted for an alternative Director nominee as determined by our Board.

None of the Director nominees was nominated pursuant to any arrangement or understanding. There are no family relationships among the Director nominees or the executive officers of Hanmi. As of the date hereof, no Director nominee holds a directorship with another company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, as amended.

The following tables set forth information with respect to the Director nominees.

Name and Position	Age	Principal Occupation for Past Five Years and 10 Year Legal Proceedings

I Joon Ahn, Director	76	Principal Occupation:	Retired; former President, Ace’s Fashion Company, a garment manufacturing company (1973 to 2001); Founder of Hanmi Bank and director (1982 – present) and Hanmi (2000 – present); former Chairman of our Boards, Hanmi and Hanmi Bank; former member of the Korean American Chamber of Commerce; former member of the Southern California International Trade Federation; attended Dong A University in South Korea.

			Our Board believes that Mr. Ahn should serve as a Director because Mr. Ahn plays a critical role in connection with the Korean-American community. Mr. Ahn has founded and served on a number of important Korean-American organizations, including the Korean-American Garment Association, the Southern California Korean Federation, the Korean-American Chamber of Commerce, and the Southern California International Trade Federation. Furthermore, Mr. Ahn is a founding member of Hanmi Bank and Hanmi.

John J. Ahn, Director	50	Principal Occupation:

President of B. Riley & Co., LLC, a publically traded full service investment banking firm (2004 to present); former Managing Director of Maxcor Financial Inc., a New York based institutional brokerage firm (2003-2004) and Partner at Standard Capital Group, Inc., a middle market investment banking firm (1995-2003); former board member of publically traded MAIR Holdings and Regent Communications; received a Bachelor of Arts degree in Economics from Williams College in Massachusetts. Currently, Mr. Ahn serves as a board member of the Korea Finance Society (KFS), which promotes and advances the careers of Korean financial professional.

Our Board believes that Mr. Ahn should serve as a Director because of his extensive experience and background in investment banking, finance, strategic planning and his strong understanding of institutional investors.

		Director Since:	2014

Christie K. Chu, Director	50	Principal Occupation:	Owner of CKC Accountancy Corporation, a tax, management and financial consulting firm (1996-present); former Supervising Audit Senior at KPMG (1992-1995), Tax Senior Advisor at Ernst & Young, LLP (1990-1992) and Staff Tax Accountant at Arthur Anderson & Co. (1988-1990); current President of the Korean American CPA Society and their board member since 2004; received a Bachelor of Arts degree in Business and Economics from the University of California, Los Angeles and is a Certified Public Accountant.

			Our Board believes that Ms. Chu should serve as a Director because of her extensive business and accounting background and experiences at several major accounting firms. Ms. Chu fully understands our core business customer and how to appeal to the next generation of business leaders.

		Director Since:	2015

John A. Hall, Director	65	Principal Occupation:	Retired; former National Bank Examiner, Office of the Comptroller of the Currency (“OCC”), a division of the U.S. Treasury Department (1974 to 2005); received a Master of Business Administration from the University of Iowa.

			Our Board believes that Mr. Hall should serve as a Director because Mr. Hall’s experience as a bank regulatory examiner, both in credit and operations, is valuable to the Company. In his role with the OCC, he served as an examiner in charge of various larger banking institutions and most recently served in the credit position for the Wells Fargo Large Bank Team. Mr. Hall is designated as a financial expert. Our Board believes that Mr. Hall’s experience as a bank regulatory examiner has provided him with financial expertise that is valuable in his role as Audit Committee Chairman and assisting the Company and Hanmi Bank with complying with applicable regulations.

		Director Since:	2009

Paul Seon-Hong Kim, Director	71	Principal Occupation:	Retired; former President & Chief Executive Officer, Center Financial Corp/Center Bank, where he converted it to a NASDAQ listed company with a 13-fold increase in total market capitalization (1998 to 2007); former President & CEO, Uniti Financial/Uniti Bank (2008); served in various executive capacities, including as Chief Credit Officer and Chief Financial Officer, Hanmi Bank (1986 to 1998); former Adjunctive Professor, Cal State University (2007, 2009); received a Master of Business Administration from the University of California, Berkeley.

			Our Board believes that Mr. Kim should serve as a Director because Mr. Kim’s many years of experience and long distinguished background in the banking industry has provided him with valuable financial expertise and a deep understanding of the Korean-American banking industry, which are important in formulating and carrying out the Hanmi and Hanmi Bank’s tactical and strategic plans.

		Director Since:	2009

C. G. Kum, Director	60	Principal Occupation:	President and Chief Executive Officer, Hanmi and Hanmi Bank (June 2013 to present); former President and Chief Executive Officer, First California Financial Group and its subsidiary First California Bank (September 1999 to May 2013); served on the boards of First California Financial Group and First California Bank; former president of the board of directors of Community Bankers of California and former member of the board of directors of California Bankers Association; has served on numerous boards of non-profit organizations including United Way and Boys Scouts of America of Ventura County; graduate of the University of California, Berkeley; Master of Business Administration from Pepperdine University; graduate of Stonier Graduate School of Banking.

			Our Board believes that Mr. Kum should serve as a Director because Mr. Kum brings to the board his extensive experience in the banking industry, his many successes in safely and profitably growing his organization, his business acumen and good relationship with investors and regulators. Additionally, our Board felt that it is important to have the Chief Executive Officer of Hanmi serve as a director in order to enhance communication between senior management and the Board.

		Director Since:	2013

Joon Hyung Lee, Director	71	Principal Occupation:	President, Nustar LED Lighting, Inc. (2014 – present), Owner, Root-3 Corp., a property management, real estate investment, and development company (1983 to present); former Chairman of our Boards, Hanmi director (2000 – present) and Hanmi Bank (1989 – present); former President, Byucksan America, Inc. (1988 to 1999); received a Master of Business Administration from New York University.

			Our Board believes that Mr. Lee should serve as a Director because Mr. Lee’s knowledge of, and connections to, the real estate development and investment markets are important for Hanmi Bank and make him a valuable asset, particularly in the area of asset/liability management. In addition to his property management experience, Mr. Lee has a general contractor’s license, a real estate broker’s license, as well as, international trading experience. Mr. Lee’s long tenure with the Company is also helpful in setting the Company’s strategic direction.

		Director Since:	2000

Joseph K. Rho, Chairman of our Board	74	Principal Occupation:	Retired; current and former Chairman of the Boards, Hanmi and Hanmi Bank (November 2008 - present; 1999-2002), and director of each from 2000 – present and 1984 – present, respectively; J & S Investment (2002 to 2010); former Partner, Korea Plaza LP (1987 to 2002); former President and Owner of Joseph K. Rho Insurance Agency; graduate of the College of Commerce, Seoul National University in South Korea.

			In nominating Mr. Rho to serve as a Director and appointing him as Chairman of Hanmi and Hanmi Bank, our Board considered, in particular, the importance of the Chairman’s role in ensuring the effective role and operation of our Board. Our Board believes that Mr. Rho is an effective coordinator of multiple Hanmi Bank constituencies, including its stockholders, customers, officers, employees, and regulators. In addition, our Board considered the critical role Mr. Rho played in assisting Hanmi in raising capital in 2009, 2010 and 2011. Lastly, in appointing Mr. Rho as Chairman, our Board considered that Mr. Rho is one of the largest individual stockholder, and as such, can speak to building long-term stockholder value and provide valuable insight into the concerns of stockholders and investors.

		Director Since :	2000

David L. Rosenblum, Director	62	Principal Occupation:	Retired; former senior Principal for Deloitte Consulting LLP (1979 – 2013) where he was the National Managing Director of Consulting Corporate Development and a key leader of the Strategy & Operations practice; Currently President of the Southern California Chapter of NACD and a member of the board of the Library Foundation of Los Angeles. Formerly served on the Board of Deloitte Consulting LLP (2012-2013) and on the Board of Trustees of Wesleyan University (2011-2014). Graduate of Wesleyan University with a B.A. in Economics and the Wharton School with a MBA in Finance.

			In nominating Mr. Rosenblum to serve as a Director, our Board considered Mr. Rosenblum’s strategic planning, mergers & acquisition and corporate development experience, specifically assisting financial institutions. In addition, as a board member of the Southern California Chapter of the NACD we felt he could bring best practices to the running of an effective board.

		Director Since:	2014

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” EACH OF THE NINE DIRECTOR NOMINEES

PROPOSAL NO. 2

NONBINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company believes that our overall executive compensation program, as described in this proxy statement, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders.

The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) enables our stockholders to vote to approve, on a nonbinding basis, the compensation of our NEO’s as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company gives you the stockholder the opportunity to vote for or against the following resolution:

“Resolved, that the stockholders of Hanmi Financial Corporation (“Hanmi”) hereby approve the compensation of our Named Executive Officers as reflected in the Summary Compensation Table, pursuant to Item 402 of Regulation S-K, of the Hanmi Proxy Statement for the 2015 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion contained in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors. In the event this nonbinding proposal is not approved by our stockholders, then such a vote shall neither be construed as overruling a decision by our Board of Directors or our CHRC, nor create or imply any additional fiduciary duty by our Board of Directors or our CHRC, nor further shall such a vote be construed to restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and the CHRC will consider the nonbinding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this document. We believe that our compensation policies and procedures, going forward will be centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis. The CHRC, which is comprised entirely of independent directors oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this document for a detailed discussion of the Company’s executive compensation program. Our Board and our CHRC believe that our commitment to these responsible compensation practices justifies a vote by stockholders FOR the resolution approving the compensation of our executives as disclosed in this document.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE NONBINDING RESOLUTION APPROVING THE COMPENSATION OF EXECUTIVES.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment by the Audit Committee of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2014 and has served as our independent registered public accounting firm since 2001. KPMG has advised us that it has no direct or indirect financial interest in us. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider this appointment. Under applicable SEC regulations, the selection of our independent registered public accounting firm is solely the responsibility of the Audit Committee.

The following table sets forth information regarding the aggregate fees billed for professional services rendered by KPMG for the fiscal years ended December 31, 2014 and 2013:

	2013	2014
Audit Fees (1)	$680,085	$1,846,444
Audit-Related Fees (2)	15,000	0
Tax Fees (3)	161,137	176,807
All Other Fees (4)	80,000	158,028

	$936,222	$2,181,279

(1)	Includes fees billed for the integrated audit of our annual financial statements and internal control over financial reporting, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and for compliance with the Federal Deposit Insurance Corporation Improvement Act. In 2014, more than half of the Audit Fees related to M&A purchase accounting services.

(2)	Includes fees billed for professional services rendered in connection with the issuance of a consent letter related to review of registration statements.

(3)	Includes fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.

(4)	All other fees in fiscal year 2013 and 2014 were for professional services relating to tax-related M&A due diligence review. A small portion of the fees in 2014 related to tax controversy work.

There were no other fees billed by KPMG for advice or services rendered to Hanmi other than as described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditor services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. In 2013 and 2014, the Audit Committee Chairman was permitted to approve fees up to $25,000 with the requirement that any pre-approved decisions be reported to the Audit Committee at its next scheduled meeting. All services provided by KPMG in 2013 and 2014 were pre-approved in accordance with the Audit Committee’s pre-approval requirements.

Ratification

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm. However, we are submitting the selection of KPMG to our stockholders for ratification to obtain our stockholders’ views. If our stockholders fail to ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection of KPMG is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for determining whether this matter has been approved.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE

“FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER MATTERS

Other than the business and proposals described in this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons named in the proxies intend to vote the shares represented by the proxies on such matters in accordance with the recommendation of our Board, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder proposals should be sent to our Corporate Secretary at Hanmi Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. To be considered for inclusion in Hanmi’s proxy statement for the 2016 annual meeting of stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Exchange Act, is December 24, 2015. Additionally, pursuant to our Bylaws, Hanmi must receive notice of any stockholder proposal to be submitted at the 2015 annual meeting of stockholders, but not required to be included in our proxy statement, no earlier than January 28, 2016 and no later than February 27, 2016. To be in proper form, the stockholder proposal must contain such information as is required by our Bylaws and applicable law. In addition to the applicable requirements discussed above, for a Director nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary and the stockholder’s notice must set forth such information as is required by our Bylaws.

AVAILABILITY OF FORM 10-K

We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2014, as filed with the SEC. Such requests should be addressed to: Legal Department, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. The Annual Report on Form 10-K includes a list of exhibits. If you wish to receive copies of the exhibits, we will send them to you upon request. Expenses for copying and mailing copies of the exhibits will be your responsibility. In addition, the SEC maintains a website at www.sec.gov that contains information we file with them.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

By Order of our Board of Directors,

C. G. Kum
President and Chief Executive Officer

ANNEX A

INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL

Hanmi Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever. Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Pacific Time, on May 26, 2015.

VOTE BY INTERNET— www.investorvote.com/HAFC

Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Pacific Time, on May 26, 2015. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY TELEPHONE—1-800-652-VOTE (8683).

Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Pacific Time, on May 26, 2015. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Hanmi Financial Corporation, c/o Investor Relations; 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, (213) 382-2200. Proxy cards sent by mail must be received by May 26, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Annex A-1

PROXY

HANMI FINANCIAL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS — MAY 27, 2015

The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates and appoints Juliet Stone, the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation that the undersigned is entitled to vote at the Annual Meeting of Hanmi Financial Corporation to be held at the JJ Grand Hotel located at 620 South Harvard Blvd., Los Angeles, California, on Wednesday, May 27, 2015, beginning at 10:30 a.m., Pacific Time, and at any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

THE BOARD OF DIRECTORS OF HANMI FINANCIAL CORPORATION RECOMMENDS A VOTE OF:

—	“FOR” EACH OF THE DIRECTOR NOMINEES FOR THE BOARD OF DIRECTORS,

—	“FOR” THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF NAMED EXECUTIVE OFFICERS,

—	“FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS HANMI FINANCIAL CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY CONFERS AUTHORITY TO VOTE, AND SHALL BE VOTED, “FOR” EACH OF THE DIRECTOR NOMINEES FOR THE BOARD OF DIRECTORS, AND “FOR” PROPOSALS 2 AND 3, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, OR, IF NO RECOMMENDATION IS GIVEN, IN ACCORDANCE WITH THE DISCRETION AND JUDGMENT OF THE PROXY HOLDERS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

Proxy Card - 1

▼  DETACH PROXY CARD HERE  ▼

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2015

This Proxy Statement for the 2015 Annual Meeting and our Annual Report for the fiscal year ended December 31, 2014 are available on Hanmi Financial Corporation’s website at www.hanmi.com by clicking on “Investor Relations” and then “Proxy Materials.”

Our Board of Directors recommends a vote “FOR” each of the following proposals.

1.	ELECTION OF DIRECTORS – To elect the following nine director nominees to serve as Directors of Hanmi Financial Corporation for terms expiring at the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified.

Director Nominee:	I Joon Ahn	☐ For	☐ Against	☐ Abstain

Director Nominee:	John J. Ahn	☐ For	☐ Against	☐ Abstain

Director Nominee:	Christie K. Chu	☐ For	☐ Against	☐ Abstain

Director Nominee:	John A. Hall	☐ For	☐ Against	☐ Abstain

Director Nominee:	Paul Seon-Hong Kim	☐ For	☐ Against	☐ Abstain

Director Nominee:	C. G. Kum	☐ For	☐ Against	☐ Abstain

Director Nominee:	Joon Hyung Lee	☐ For	☐ Against	☐ Abstain

Director Nominee:	Joseph K. Rho	☐ For	☐ Against	☐ Abstain

Director Nominee:	David L. Rosenblum	☐ For	☐ Against	☐ Abstain

2.	ADVISORY (NONBINDING) RESOLUTION TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. To provide an advisory (nonbinding) vote on the proposal to approve the compensation of our Named Executive Officers.

☐ For	☐ Against	☐ Abstain

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐ For	☐ Against	☐ Abstain

4.	OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting.

☐ Please mark votes as in this example.	I (We) do ☐ do not ☐ expect to attend the Annual Meeting.
Number of Persons:

Proxy Card - 2

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:	Please sign and date below.

Number of Shares:

Please Print Name

Please Print Name

Dated:

Signature of Stockholder

Signature of Stockholder
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)

▲  PLEASE DETACH HERE  ▲

You must detach this portion of the Proxy Card before returning it in the enclosed envelope.

Proxy Card - 3